Exhibit 99.1

E V E R C O R E    P A R T N E R S

EVERCORE PARTNERS REPORTS SECOND QUARTER 2011 RESULTS; QUARTERLY DIVIDEND OF $0.18 PER SHARE

Highlights

•	Second Quarter Financial Summary

•	Record Adjusted Pro Forma Net Revenues of $141.0 million, up 118% compared to Q2 2010

•	Record Adjusted Pro Forma Net Income of $17.8 million, or $0.43 per share, up 781% compared to Q2 2010

•	U.S. GAAP Net Revenues of $142.0 million, up 119% compared to Q2 2010

•	U.S. GAAP Net Income of $2.3 million, or $0.08 per share

•	Year-to-Date Financial Summary

•	Adjusted Pro Forma Net Revenues of $247.2 million, up 65% compared to the same period in 2010

•	Adjusted Pro Forma Net Income of $29.2 million, or $0.70 per share, up 135% compared to the same period in 2010

•	U.S. GAAP Net Revenues of $249.8 million, up 63% compared to the same period in 2010

•	U.S. GAAP Net Income of $5.8 million, or $0.22 per share

•	Investment Banking

•	Announced agreement to acquire Lexicon Partners, providing a broader platform in Europe and expanding Evercore’s global industry coverage

•	Broadened Advisory capabilities with the addition of Senior Managing Directors Anthony Magro (Industrials) and Shaun Finnie (Energy)

•	Continued to advise on several of the largest and most prominent announced M&A transactions, including:

•	Exelon Corporation’s announced acquisition of Constellation Energy Group

•	Southern Union Company’s announced sale

•	International Paper’s announced acquisition of Temple-Inland

•	Investment Management

•	Assets Under Management were $16.8 billion decreasing 6% from March 31, 2011

•	Quarterly dividend of $0.18 per share

NEW YORK, July 28, 2011 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were a record $141.0 million for the three months ended June 30, 2011, compared to $64.8 million and $106.2 million for the three months ended June 30, 2010 and March 31, 2011, respectively. Adjusted Pro Forma Net Revenues were $247.2 million for the six months ended June 30, 2011, compared to $149.9 million for the six months ended June 30, 2010. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was a

record $17.8 million, or $0.43 per share, for the three months ended June 30, 2011, compared to $2.0 million, or $0.05 per share, for the three months ended June 30, 2010 and $11.4 million, or $0.28 per share, for the three months ended March 31, 2011. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $29.2 million, or $0.70 per share, for the six months ended June 30, 2011, compared to $12.4 million, or $0.31 per share, for the six months ended June 30, 2010.

U.S. GAAP Net Revenues were $142.0 million for the three months ended June 30, 2011, compared to $65.0 million and $107.8 million for the three months ended June 30, 2010 and March 31, 2011, respectively. U.S. GAAP Net Revenues were $249.8 million for the six months ended June 30, 2011, compared to $153.0 million for the six months ended June 30, 2010. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $2.3 million, or $0.08 per share, for the three months ended June 30, 2011, compared to $0.1 million, or $0.00 per share, for the three months ended June 30, 2010 and $3.6 million, or $0.14 per share, for the three months ended March 31, 2011. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $5.8 million, or $0.22 per share, for the six months ended June 30, 2011, compared to $2.1 million, or $0.09 per share, for the six months ended June 30, 2010.

The Adjusted Pro Forma compensation ratio for the three months ended June 30, 2011 was 59%, compared to 63% for the same period in 2010 and 60% for the three months ended March 31, 2011. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 61%, up slightly from the same period in 2010 and down from 62% for the twelve months ended March 31, 2011. The U.S. GAAP compensation ratio for the three months ended June 30, 2011, June 30, 2010 and March 31, 2011 was 71%, 70% and 65%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 68% compares to 65% for the same period in 2010 and 67% for the twelve months ended March 31, 2011.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We made significant progress this quarter toward achieving our strategic goals and we delivered both record quarterly revenues and earnings while continuing to invest in our core business. Our new senior managing directors are beginning to contribute, leading significant assignments for such companies as Southern Union, Dell, Guoco Group and OAO Severstal. Our Institutional Equities and Private Funds teams are gaining new clients and increasing their contribution to revenues. Our Investment Management business increased its contribution to earnings. Overall, this is a solid performance in a market that remains challenging,” said Ralph Schlosstein, President and Chief Executive Officer. “As we look ahead much work remains to be done as we plan for the integration of the Lexicon Partners team and pursue organic and inorganic opportunities to expand our core businesses.”

“The M&A environment continues to improve, both in the U.S. and abroad and Evercore continues to differentiate itself, gaining market share and growing revenues,” said Roger Altman, Executive Chairman. “Our business model remains simple and sound: recruit and promote high quality bankers with deep knowledge of and relationships with the clients they serve and maintain a collegial environment where people work well together. This simple focus enables us to recruit many of the most talented bankers in the business, including Anthony Magro, who has started, and Shaun Finnie, who starts later this year, as Senior Managing Directors, and to advise on significant strategic transactions including among others, Exelon’s proposed acquisition of

Constellation Energy Group, Southern Union’s announced sale and International Paper’s announced acquisition of Temple-Inland.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010	% Change
	(dollars in thousands)
Net Revenues	$141,991	$107,845	$64,970	32%	119%	$249,836	$152,991	63%
Operating Income (Loss)	$11,167	$11,175	$(3,121)	(0%)	NM	$22,342	$7,687	191%
Net Income Attributable to Evercore Partners Inc.	$2,261	$3,588	$117	(37%)	NM	$5,849	$2,137	174%
Diluted Earnings Per Share	$0.08	$0.14	$0.00	(39%)	NM	$0.22	$0.09	129%
Compensation Ratio	71%	65%	70%			68%	66%
Operating Margin	8%	10%	(5%)			9%	5%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010	% Change
	(dollars in thousands)
Net Revenues	$140,951	$106,217	$64,769	33%	118%	$247,168	$149,872	65%
Operating Income	$31,079	$20,805	$4,249	49%	631%	$51,884	$23,101	125%
Net Income Attributable to Evercore Partners Inc.	$17,787	$11,376	$2,018	56%	781%	$29,163	$12,391	135%
Diluted Earnings Per Share	$0.43	$0.28	$0.05	54%	763%	$0.70	$0.31	129%
Compensation Ratio	59%	60%	63%			59%	61%
Operating Margin	22%	20%	7%			21%	15%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-10 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-10 in Annex I.

Investment Banking

Evercore’s Investment Banking segment reported record net revenues this quarter of $112.2 million, up 138% from Q2 2010 and 39% from last quarter. Operating Income of $26.8 million increased 526% and 42% when compared to Q2 2010 and Q1 2011, respectively. The Operating Margin for the quarter was 24%.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$111,847	$80,201	$45,511	$192,048	$116,785
Other Revenue, net	339	380	1,562	719	3,190

Net Revenues	112,186	80,581	47,073	192,767	119,975

Expenses:
Employee Compensation and Benefits	67,303	47,475	29,360	114,778	69,925
Non-compensation Costs	18,054	14,213	13,430	32,267	24,112

Total Expenses	85,357	61,688	42,790	147,045	94,037

Operating Income	$26,829	$18,893	$4,283	$45,722	$25,938

Compensation Ratio	60%	59%	62%	60%	58%
Operating Margin	24%	23%	9%	24%	22%

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Banking	$114,696	$83,052	$47,505	$197,748	$123,427
Other Revenue, net	(720)	(673)	520	(1,393)	1,113

Net Revenues	113,976	82,379	48,025	196,355	124,540

Expenses:
Employee Compensation and Benefits	81,345	53,362	33,550	134,707	78,974
Non-compensation Costs	21,506	18,315	15,893	39,821	31,692

Total Expenses	102,851	71,677	49,443	174,528	110,666

Operating Income (Loss)	$11,125	$10,702	$(1,418)	$21,827	$13,874

Compensation Ratio	71%	65%	70%	69%	63%
Operating Margin	10%	13%	(3%)	11%	11%

Revenues

Investment Banking revenues were a record and increased 146% in comparison with the prior year’s quarter and 39% in comparison with the prior quarter. Investment Banking earned advisory fees from 77 clients in the second quarter compared to 72 in Q2 2010, and fees in excess of $1 million from 21 clients during Q2 2011, compared to 12 in Q2 2010. During the quarter we advised on several of the largest announced strategic transactions including Exelon’s proposed acquisition of Constellation Energy Group, Southern Union’s announced sale and International Paper’s announced acquisition of Temple-Inland and completed five underwriting assignments in the United States. The Institutional Equities business continued to gain traction with institutional clients, both in terms of research coverage and fee-paying clients and the Private Funds group closed capital raises for three clients during the quarter.

Expenses

Compensation costs for the Investment Banking segment for the three months ended June 30, 2011 were $67.3 million, an increase of 129% and 42% from Q2 2010 and Q1 2011, respectively. For the three months ended June 30, 2011, Evercore’s Investment Banking compensation ratio was 60%, versus the compensation ratio reported for the three months ended June 30, 2010 and March 31, 2011 of 62% and 59%, respectively. The trailing twelve-month compensation ratio was 61%, up from 56% in Q2 2010 and flat from Q1 2011.

Non-compensation costs for the three months ended June 30, 2011 of $18.1 million increased from the same period last year and in comparison to last quarter. The ratio of non-compensation costs to revenue decreased for both the quarter and year-to-date periods to 16% and 17%, respectively. The increase in costs was attributable to the increased size of our business, as well as costs associated with the acquisition of Lexicon Partners and the addition of experienced personnel.

Operating margins increased to 24% for the three and six month periods ended June 30, 2011.

New Business Update

The Institutional Equities business is now composed of 61 professionals. The Research team has expanded the number of companies under coverage to 156 and the sales force has now opened accounts with 174 clients. For the three months ended June 30, 2011 the business generated $4.6 million in revenues, an increase of 80% in comparison to the prior quarter. Expenses were $7.8 million for the quarter, an increase of 30% in comparison to the prior quarter.

Investment Management

The Investment Management segment reported Operating Income of $4.3 million in the second quarter, up significantly from last quarter due primarily to an increase in performance fees associated with private equity investments. Assets Under Management (AUM) decreased 6% from Q1 2011 to $16.8 billion on net outflows of $0.8 billion and $0.2 billion of market depreciation.

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$28,627	$25,469	$16,295	$54,096	$27,346
Other Revenue, net	138	167	1,401	305	2,551

Net Revenues	28,765	25,636	17,696	54,401	29,897

Expenses:
Employee Compensation and Benefits	16,369	15,868	11,409	32,237	20,835
Non-compensation Costs	8,146	7,856	6,321	16,002	11,899

Total Expenses	24,515	23,724	17,730	48,239	32,734

Operating Income (Loss)	$4,250	$1,912	$(34)	$6,162	$(2,837)

Compensation Ratio	57%	62%	64%	59%	70%
Operating Margin	15%	7%	(0%)	11%	(9%)

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$28,771	$26,189	$16,425	$54,960	$27,656
Other Revenue, net	(756)	(723)	520	(1,479)	795

Net Revenues	28,015	25,466	16,945	53,481	28,451

Expenses:
Employee Compensation and Benefits	19,633	16,684	12,212	36,317	22,509
Non-compensation Costs	8,340	8,309	6,436	16,649	12,129

Total Expenses	27,973	24,993	18,648	52,966	34,638

Operating Income (Loss)	$42	$473	$(1,703)	$515	$(6,187)

Compensation Ratio	70%	66%	72%	68%	79%
Operating Margin	0%	2%	(10%)	1%	(22%)

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Management Fees
Wealth Management	$3,764	$3,468	$2,442	$7,232	$4,359
Institutional Asset Management (1)	18,346	18,559	9,719	36,905	16,438
Private Equity	1,714	1,715	2,202	3,429	4,180

Total Management Fees	23,824	23,742	14,363	47,566	24,977

Realized and Unrealized Gains (Losses)
Institutional Asset Management	990	1,167	1,581	2,157	2,784
Private Equity	3,878	942	481	4,820	(105)

Total Realized and Unrealized Gains (Losses)	4,868	2,109	2,062	6,977	2,679

Equity in Affiliate Managers (2)	(65)	(382)	(130)	(447)	(310)

Investment Management Revenues	$28,627	$25,469	$16,295	$54,096	$27,346

(1)	Management fees from Institutional Asset Management were $18.4 million, $18.9 million and $37.3 million for the three months ended June 30, 2011, March 31, 2011 and six months ended June 30, 2011, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in Pan and G5 on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income (Loss) from Equity Method Investments.

Fees earned from the management of client portfolios and other investment advisory services of $23.8 million increased for the three months ended June 30, 2011 compared to the same period of 2010, reflecting the full quarter effect of the acquisition of Atalanta Sosnoff, the inclusion of fees associated with Trilantic and continued growth in AUM within Wealth Management and the other Institutional Asset Management businesses. Management fees earned in the second quarter were flat in comparison to the fees earned in the first quarter of 2011.

Expenses

The reported growth in expenses in the second quarter of 2011 relative to the same period last year was primarily attributable to the acquisition of Atalanta Sosnoff. Second quarter expenses increased slightly in comparison to last quarter. Non-compensation costs included $1.6 million related to the amortization of acquired intangible assets for the three months ended June 30, 2011.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2011 was higher than U.S. GAAP as a result of the exclusion of expenses associated with IPO equity awards and the amortization of intangibles, principally related to Braveheart and Protego. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and six months ended June 30, 2010 and the three months ended March 31, 2011, are included in Annex I, pages A-2 to A-10.

Noncontrolling Interests

Noncontrolling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended June 30, 2011 and 2010 and March 31, 2011 the gain (loss) allocated to noncontrolling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(dollars in thousands)
Segment
Investment Banking (1)	$(973)	$(714)	$(644)	$(1,687)	$(644)
Investment Management (1)	662	656	(194)	1,318	(571)

Total	$(311)	$(58)	$(838)	$(369)	$(1,215)

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense which is eliminated for ETC and EAM.

Income Taxes

For the three and six months ended June 30, 2011, Evercore’s Adjusted Pro Forma effective tax rate was approximately 40%, compared to 49% and 42% for the three and six months ended June 30, 2010.

For the three and six months ended June 30, 2011, Evercore’s U.S. GAAP effective tax rate was approximately 53% and 45%, respectively, compared to 52% and 40% for the three and six months ended June 30, 2010. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, as well as the noncontrolling interest associated with Evercore LP Units.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $277.9 million at June 30, 2011. Current assets exceed current liabilities by $288.3 million at June 30, 2011. Amounts due related to the Long-Term Notes Payable were $98.9 million at June 30, 2011.

During the quarter the Company repurchased approximately 90,000 shares at an average cost of $34.97 per share. During the quarter, the Company issued approximately 2.3 million Class A common shares as part of a follow-on offering, raising approximately $71.4 million.

Dividend

On July 26, 2011 the Board of Directors of Evercore declared a quarterly dividend of $0.18 per share to be paid on September 9, 2011 to common stockholders of record on August 26, 2011.

Conference Call

Investors and analysts may participate in the live conference call by dialing (866) 831-6224 (toll-free domestic) or (617) 213-8853 (international); passcode: 70483109. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 59553751. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s investment management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Houston, Los Angeles, San Francisco, Washington D.C., London, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES
Investment Banking Revenue	$114,696	$47,505	$197,748	$123,427
Investment Management Revenue	28,771	16,425	54,960	27,656
Other Revenue	4,273	6,973	7,971	13,445

TOTAL REVENUES	147,740	70,903	260,679	164,528
Interest Expense (1)	5,749	5,933	10,843	11,537

NET REVENUES	141,991	64,970	249,836	152,991

EXPENSES
Employee Compensation and Benefits	100,978	45,762	171,024	101,483
Occupancy and Equipment Rental	5,736	4,631	10,917	7,958
Professional Fees	8,129	6,351	16,219	14,716
Travel and Related Expenses	5,434	3,979	10,013	7,349
Communications and Information Services	2,034	1,762	4,182	2,791
Depreciation and Amortization	3,071	1,948	6,062	3,298
Acquisition and Transition Costs	601	1,280	1,134	2,736
Other Operating Expenses	4,841	2,378	7,943	4,973

TOTAL EXPENSES	130,824	68,091	227,494	145,304

INCOME (LOSS) BEFORE INCOME (LOSS) FROM EQUITY METHOD INVESTMENTS AND INCOME TAXES	11,167	(3,121)	22,342	7,687
Income (Loss) from Equity Method Investments	69	(130)	469	(310)

INCOME (LOSS) BEFORE INCOME TAXES	11,236	(3,251)	22,811	7,377
Provision (Benefit) for Income Taxes	5,977	(1,698)	10,235	2,961

NET INCOME (LOSS)	5,259	(1,553)	12,576	4,416
Net Income (Loss) Attributable to Noncontrolling Interest	2,998	(1,670)	6,727	2,279

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$2,261	$117	$5,849	$2,137

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$2,240	$96	$5,807	$2,105

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	23,724	19,016	23,204	18,846
Diluted	27,364	22,363	26,956	22,392
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.09	$0.01	$0.25	$0.11
Diluted	$0.08	$0.00	$0.22	$0.09

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, and other IPO related restricted stock unit awards, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Vesting of Contingently Vested Equity Awards. The Company incurred expenses in Employee Compensation and Benefits, resulting from the vesting of awards issued at the time of the IPO. These awards vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the June 2011 offering, we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested stock-based awards. The completion of the June 2011 offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of these awards.

3.	Expenses Associated with Business Combinations. The following expenses resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the acquisitions of SFS and EAM.

4.	Client Related Expenses. The Company has reflected the reclassification of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, as a reduction of revenue. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income (Loss) from Equity Method Investments. The Adjusted Pro Forma results present Income (Loss) from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net Revenues - U.S. GAAP	$141,991	$107,845	$64,970	$249,836	$152,991
Client Related Expenses (1)	(3,062)	(3,971)	(1,994)	(7,033)	(6,642)
Income (Loss) from Equity Method Investments (2)	69	400	(130)	469	(310)
Interest Expense on Long-term Debt (3)	1,953	1,943	1,923	3,896	3,833

Net Revenues - Adjusted Pro Forma	$140,951	$106,217	$64,769	$247,168	$149,872

Compensation Expense - U.S. GAAP	$100,978	$70,046	$45,762	$171,024	$101,483
Amortization of LP Units and Certain Other Awards (4)	(5,917)	(6,703)	(4,993)	(12,620)	(10,723)
IPO Related Restricted Stock Unit Awards (5)	(11,389)	—	—	(11,389)	—

Compensation Expense - Adjusted Pro Forma	$83,672	$63,343	$40,769	$147,015	$90,760

Operating Income (Loss) - U.S. GAAP	$11,167	$11,175	$(3,121)	$22,342	$7,687
Income (Loss) from Equity Method Investments (2)	69	400	(130)	469	(310)

Pre-Tax Income (Loss) - U.S. GAAP	11,236	11,575	(3,251)	22,811	7,377
Amortization of LP Units and Certain Other Awards (4)	5,917	6,703	4,993	12,620	10,723
IPO Related Restricted Stock Unit Awards (5)	11,389	—	—	11,389	—
Intangible Asset Amortization (6)	584	584	584	1,168	1,168

Pre-Tax Income - Adjusted Pro Forma	29,126	18,862	2,326	47,988	19,268
Interest Expense on Long-term Debt (3)	1,953	1,943	1,923	3,896	3,833

Operating Income - Adjusted Pro Forma	$31,079	$20,805	$4,249	$51,884	$23,101

Provision (Benefit) for Income Taxes - U.S. GAAP	$5,977	$4,258	$(1,698)	$10,235	$2,961
Income Taxes (7)	5,673	3,286	2,844	8,959	5,131

Provision for Income Taxes - Adjusted Pro Forma	$11,650	$7,544	$1,146	$19,194	$8,092

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$2,261	$3,588	$117	$5,849	$2,137
Amortization of LP Units and Certain Other Awards (4)	5,917	6,703	4,993	12,620	10,723
IPO Related Restricted Stock Unit Awards (5)	11,389	—	—	11,389	—
Intangible Asset Amortization (6)	584	584	584	1,168	1,168
Income Taxes (7)	(5,673)	(3,286)	(2,844)	(8,959)	(5,131)
Noncontrolling Interest (8)	3,309	3,787	(832)	7,096	3,494

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$17,787	$11,376	$2,018	$29,163	$12,391

Diluted Shares Outstanding - U.S. GAAP	27,364	26,398	22,363	26,956	22,392
Vested Partnership Units (9)	9,193	9,607	12,782	9,398	12,706
Unvested Partnership Units (9)	4,496	4,525	4,540	4,511	4,540
Unvested Restricted Stock Units - Event Based (9)	511	558	648	546	648

Diluted Shares Outstanding - Adjusted Pro Forma	41,564	41,088	40,333	41,411	40,286

Key Metrics: (a)
Diluted Earnings (Loss) Per Share - U.S. GAAP (b)	$0.08	$0.14	$0.00	$0.22	$0.09
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.43	$0.28	$0.05	$0.70	$0.31

Compensation Ratio - U.S. GAAP	71%	65%	70%	68%	66%
Compensation Ratio - Adjusted Pro Forma	59%	60%	63%	59%	61%

Operating Margin - U.S. GAAP	8%	10%	-5%	9%	5%
Operating Margin - Adjusted Pro Forma	22%	20%	7%	21%	15%

Effective Tax Rate - U.S. GAAP	53%	37%	52%	45%	40%
Effective Tax Rate - Adjusted Pro Forma	40%	40%	49%	40%	42%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended June 30, 2011, March 31, 2011 and June 30, 2010, respectively, and $42 and $32 of accretion for the six months ended June 30, 2011 and 2010, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net Revenues - U.S. GAAP	$475,742	$398,721	$346,378
Client Related Expenses (1)	(10,489)	(9,421)	(10,296)
Income (Loss) from Equity Method Investments (2)	222	23	(1,327)
Interest Expense on Long-term Debt (3)	7,757	7,727	7,639

Net Revenues - Adjusted Pro Forma	$473,232	$397,050	$342,394

Compensation Expense - U.S. GAAP	$321,458	$266,242	$224,588
Amortization of LP Units and Certain Other Awards (4)	(22,718)	(21,794)	(20,123)
IPO Related Restricted Stock Unit Awards (5)	(11,389)	—	—

Compensation Expense - Adjusted Pro Forma	$287,351	$244,448	$204,465

Compensation Ratio - U.S. GAAP (a)	68%	67%	65%
Compensation Ratio - Adjusted Pro Forma (a)	61%	62%	60%

	Investment Banking
	Twelve Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net Revenues - U.S. GAAP	$373,662	$307,711	$298,201
Client Related Expenses (1)	(9,920)	(8,931)	(10,051)
Income from Equity Method Investments (2)	932	798	—
Interest Expense on Long-term Debt (3)	4,204	4,187	4,136

Net Revenues - Adjusted Pro Forma	$368,878	$303,765	$292,286

Compensation Expense - U.S. GAAP	$251,641	$203,846	$181,259
Amortization of LP Units and Certain Other Awards (4)	(19,506)	(18,560)	(16,959)
IPO Related Restricted Stock Unit Awards (5)	(8,906)	—	—

Compensation Expense - Adjusted Pro Forma	$223,229	$185,286	$164,300

Compensation Ratio - U.S. GAAP (a)	67%	66%	61%
Compensation Ratio - Adjusted Pro Forma (a)	61%	61%	56%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2011				Six Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$111,847	$2,849	(1)(2)	$114,696	$192,048	$5,700	(1)(2)	$197,748
Other Revenue, net	339	(1,059	)(3)	(720)	719	(2,112	)(3)	(1,393)

Net Revenues	112,186	1,790		113,976	192,767	3,588		196,355

Expenses:
Employee Compensation and Benefits	67,303	14,042	(4)(5)	81,345	114,778	19,929	(4)(5)	134,707
Non-compensation Costs	18,054	3,452	(6)	21,506	32,267	7,554	(6)	39,821

Total Expenses	85,357	17,494		102,851	147,045	27,483		174,528

Operating Income	$26,829	$(15,704)		$11,125	$45,722	$(23,895)		$21,827

Compensation Ratio (a)	60%			71%	60%			69%
Operating Margin (a)	24%			10%	24%			11%

	Investment Management Segment
	Three Months Ended June 30, 2011				Six Months Ended June 30, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$28,627	$144	(1)(2)	$28,771	$54,096	$864	(1)(2)	$54,960
Other Revenue, net	138	(894	)(3)	(756)	305	(1,784	)(3)	(1,479)

Net Revenues	28,765	(750)		28,015	54,401	(920)		53,481

Expenses:
Employee Compensation and Benefits	16,369	3,264	(4)(5)	19,633	32,237	4,080	(4)(5)	36,317
Non-compensation Costs	8,146	194	(6)	8,340	16,002	647	(6)	16,649

Total Expenses	24,515	3,458		27,973	48,239	4,727		52,966

Operating Income	$4,250	$(4,208)		$42	$6,162	$(5,647)		$515

Compensation Ratio (a)	57%			70%	59%			68%
Operating Margin (a)	15%			0%	11%			1%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$80,201	$2,851	(1)(2)	$83,052
Other Revenue, net	380	(1,053	)(3)	(673)

Net Revenues	80,581	1,798		82,379

Expenses:
Employee Compensation and Benefits	47,475	5,887	(4)	53,362
Non-compensation Costs	14,213	4,102	(6)	18,315

Total Expenses	61,688	9,989		71,677

Operating Income	$18,893	$(8,191)		$10,702

Compensation Ratio (a)	59%			65%
Operating Margin (a)	23%			13%

	Investment Management Segment
	Three Months Ended March 31, 2011
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$25,469	$720	(1)(2)	$26,189
Other Revenue, net	167	(890	)(3)	(723)

Net Revenues	25,636	(170)		25,466

Expenses:
Employee Compensation and Benefits	15,868	816	(4)	16,684
Non-compensation Costs	7,856	453	(6)	8,309

Total Expenses	23,724	1,269		24,993

Operating Income	$1,912	$(1,439)		$473

Compensation Ratio (a)	62%			66%
Operating Margin (a)	7%			2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2010				Six Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Banking Revenue	$45,511	$1,994	(1)	$47,505	$116,785	$6,642	(1)	$123,427
Other Revenue, net	1,562	(1,042	)(3)	520	3,190	(2,077	)(3)	1,113

Net Revenues	47,073	952		48,025	119,975	4,565		124,540

Expenses:
Employee Compensation and Benefits	29,360	4,190	(4)	33,550	69,925	9,049	(4)	78,974
Non-compensation Costs	13,430	2,463	(6)	15,893	24,112	7,580	(6)	31,692

Total Expenses	42,790	6,653		49,443	94,037	16,629		110,666

Operating Income (Loss)	$4,283	$(5,701)		$(1,418)	$25,938	$(12,064)		$13,874

Compensation Ratio (a)	62%			70%	58%			63%
Operating Margin (a)	9%			(3%)	22%			11%

	Investment Management Segment
	Three Months Ended June 30, 2010				Six Months Ended June 30, 2010
	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis	Non-GAAP Adjusted Pro Forma Basis	Adjustments		U.S. GAAP Basis
Net Revenues:
Investment Management Revenue	$16,295	$130	(1)(2)	$16,425	$27,346	$310	(1)(2)	$27,656
Other Revenue, net	1,401	(881	)(3)	520	2,551	(1,756	)(3)	795

Net Revenues	17,696	(751)		16,945	29,897	(1,446)		28,451

Expenses:
Employee Compensation and Benefits	11,409	803	(4)	12,212	20,835	1,674	(4)	22,509
Non-compensation Costs	6,321	115	(6)	6,436	11,899	230	(6)	12,129

Total Expenses	17,730	918		18,648	32,734	1,904		34,638

Operating Income (Loss)	$(34)	$(1,669)		$(1,703)	$(2,837)	$(3,350)		$(6,187)

Compensation Ratio (a)	64%			72%	70%			79%
Operating Margin (a)	(0%)			(10%)	(9%)			(22%)

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

(1)	The Company has reflected the reclassification of client related expenses and expenses associated with revenue sharing engagements with third parties as a reduction of revenue.

(2)	Income (Loss) from Equity Method Investments is included within Revenue as the Company’s Management believes it is a more meaningful presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	The Company incurred expenses from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period.

(5)	The Company incurred expenses from the vesting of IPO related restricted stock unit awards relating to the June 2011 offering.

(6)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments;

	Three Months Ended June 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,942	$1,794	$5,736	$—		$5,736
Professional Fees	4,920	2,248	7,168	961	(1)	8,129
Travel and Related Expenses	3,338	611	3,949	1,485	(1)	5,434
Communications and Information Services	1,432	570	2,002	32	(1)	2,034
Depreciation and Amortization	806	1,681	2,487	584	(6a)	3,071
Acquisition and Transition Costs	507	94	601	—		601
Other Operating Expenses	3,109	1,148	4,257	584	(1)	4,841

Total Non-compensation Costs	$18,054	$8,146	$26,200	$3,646		$29,846

	Three Months Ended March 31, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,473	$1,708	$5,181	$—		$5,181
Professional Fees	3,420	1,988	5,408	2,682	(1)	8,090
Travel and Related Expenses	2,892	580	3,472	1,107	(1)	4,579
Communications and Information Services	1,452	643	2,095	53	(1)	2,148
Depreciation and Amortization	730	1,677	2,407	584	(6a)	2,991
Acquisition and Transition Costs	407	126	533	—		533
Other Operating Expenses	1,839	1,134	2,973	129	(1)	3,102

Total Non-compensation Costs	$14,213	$7,856	$22,069	$4,555		$26,624

	Three Months Ended June 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$3,325	$1,306	$4,631	$—		$4,631
Professional Fees	3,547	2,019	5,566	785	(1)	6,351
Travel and Related Expenses	2,512	355	2,867	1,112	(1)	3,979
Communications and Information Services	1,260	469	1,729	33	(1)	1,762
Depreciation and Amortization	683	681	1,364	584	(6a)	1,948
Acquisition and Transition Costs	604	676	1,280	—		1,280
Other Operating Expenses	1,499	815	2,314	64	(1)	2,378

Total Non-compensation Costs	$13,430	$6,321	$19,751	$2,578		$22,329

	Six Months Ended June 30, 2011
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$7,415	$3,502	$10,917	$—		$10,917
Professional Fees	8,340	4,236	12,576	3,643	(1)	16,219
Travel and Related Expenses	6,230	1,191	7,421	2,592	(1)	10,013
Communications and Information Services	2,884	1,213	4,097	85	(1)	4,182
Depreciation and Amortization	1,536	3,358	4,894	1,168	(6a)	6,062
Acquisition and Transition Costs	914	220	1,134	—		1,134
Other Operating Expenses	4,948	2,282	7,230	713	(1)	7,943

Total Non-compensation Costs	$32,267	$16,002	$48,269	$8,201		$56,470

	Six Months Ended June 30, 2010
	Investment Banking	Investment Management	Total Segments	Adjustments		U.S. GAAP
Occupancy and Equipment Rental	$5,633	$2,325	$7,958	$—		$7,958
Professional Fees	6,413	3,707	10,120	4,596	(1)	14,716
Travel and Related Expenses	4,844	627	5,471	1,878	(1)	7,349
Communications and Information Services	1,939	802	2,741	50	(1)	2,791
Depreciation and Amortization	1,215	915	2,130	1,168	(6a)	3,298
Acquisition and Transition Costs	899	1,837	2,736	—		2,736
Other Operating Expenses	3,169	1,686	4,855	118	(1)	4,973

Total Non-compensation Costs	$24,112	$11,899	$36,011	$7,810		$43,821

(6a)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(7)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 40% for the three and six months ended June 30, 2011. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(8)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(9)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.